EXHIBIT 99.1

Simmons First National Corporation Declares $0.19 Per Share Dividend

PINE BLUFF, Ark., Nov. 30, 2009 (GLOBE NEWSWIRE) -- Simmons First National Corporation's (Nasdaq:SFNC) Board of Directors declared a regular $0.19 per share quarterly cash dividend payable January 4, 2010, to shareholders of record December 15, 2009.

Simmons First National Corporation is an Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 88 offices, of which 84 are financial centers, in 47 communities.

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

CONTACT: Simmons First National Corporation
         David W. Garner, Senior Vice President
          and Investor Relations Officer
         (870) 541-1000